Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Harman International Industries, Incorporated:

We consent to the incorporation by reference in Registration Statement Nos. 33-28973, 33-60236, 33-59605, 333-02197, 333-28793, 333-32673, 333-103487, 333-103488, 333-155962 and 333-173882 on Form S-8, and 333-159985 and 333-179403 on Form S-3 of Harman International Industries, Incorporated of our reports dated August 10, 2012, with respect to the consolidated balance sheets of Harman International Industries, Incorporated and subsidiaries as of June 30, 2012 and 2011, and the related consolidated statements of income, cash flows, and shareholders’ equity and comprehensive income, and the related financial statement schedule, for each of the years in the three-year period ended June 30, 2012, and the effectiveness of internal control over financial reporting as of June 30, 2012, which reports appear in the June 30, 2012 annual report on Form 10-K of Harman International Industries, Incorporated.

/S/ KPMG LLP

Stamford, Connecticut

August 10, 2012